Exhibit (i)


                             COLUMBIA MANAGEMENT CO.
                             1300 S.W. Sixth Avenue
                           Portland, Oregon 97201-1350

August 1, 2000


The Trustees
CMC Fund Trust
1300 S.W. Sixth Avenue
P.O. Box 1350
Portland, Oregon   97207-1350

         As general counsel to Columbia Management Co. (the "Advisor"), the investment advisor to CMC Fund Trust (the "Trust"), I have had responsibility for the preparation and filing of the Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940 covering an indefinite number of shares of the CMC Small/Mid Cap Fund (the "Small/Mid Cap Fund"), a portfolio of the Trust, pursuant to Rule 24f-2. I have reviewed the corporate action of the Trust in connection with this matter and have examined those documents, corporate records and other instruments I deemed necessary for purposes of this opinion.

         Based upon the foregoing, it is my opinion that:

         1. The Trust has been duly organized and is validly existing as a business trust under the laws of the State of Oregon;

         2. An unlimited number of Shares of the Trust have been duly authorized; and

         3. Shares of the Trust representing a beneficial interest in the CMC Small/Mid Cap Fund, when issued and sold in the manner described in the Funds' Prospectus included with the Registration Statement and in accordance with resolutions adopted by the Trustees of the Trust, and when payment therefor shall have been received by the Trust, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            MARK A. WENTZIEN

                                            Mark A. Wentzien
                                            Vice President-Legal
                                            Columbia Management Co.